UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): July 29, 2011

Midas Medici Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0920

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 2.01    Completion of Acquisition or Disposition of Assets
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

 On August 2, 2011, Midas Medici Group Holdings, Inc. (the “Company”) completed the acquisition of a 60% interest (the “Closing”) in Cimcorp, Inc., (“Cimcorp”) pursuant to the terms of the Stock Purchase Agreement (the “SPA”), as amended, among the Company,  Cairene Investments, Ltd. (the “Seller”), and certain shareholders (the “Shareholders”), Cimcorp, Cimcorp Comércio Internacional E Informática S.A., a Brazilian sociedade anônima (“Cimcorp SA”), Cimcorp Comércio E Serviços Tecnológicos E Informática Ltda., a Brazilian limitada (“Cimcorp Ltda”), and Cimcorp USA, LLC, a Florida limited liability company (“Cimcorp USA”).

At the closing, the Company provided consideration of Seventeen Million Brazilian Reais (R$17,000,000), Eight Million Brazilian Reais (R$8,000,000) of which was paid in cash and Nine Million Brazilian Reais (R$9,000,000) in shares of common stock of the Company equal to 1,297,022 shares of common stock of the Company.

Pursuant to the terms of the SPA, the Company will purchase on January 24, 2012 (but no later than January 27, 2012) an additional 20% of the shares of Cayman Co (“Tranche A”) for a purchase price of  Nine Million Brazilian Reais (R$9,000,000), which purchase price shall be subject to certain adjustment to the Brazil CPI index provided that such adjustment shall be capped at 7%. The Company shall have the right to purchase an additional 20% of the shares of  Cimcorp at any time during the 12 and 24 month anniversary of the initial closing at a purchase price of Nine Million Brazilian Reais (R$9,000,000), subject to certain adjustments as set forth in the SPA. The Seller shall have the right to elect to have the Company purchase the remaining 20% of the shares of Cimcorp (the “Tranche B”) 30 days after the 24 month anniversary of the initial closing. The SPA provides that in the event the Company undergoes a Change in Control, as defined, or transfers more than 50% of the shares of Cayman Co, the purchase of Tranches A and B shall be accelerated.

Cimcorp SA is a Brazilian systems integrator that provides and manages information technology infrastructure solutions to private and government entities. Operating in Brazil since 1988, Cimcorp SA provides and manages a complete spectrum of IT infrastructure services and solutions to commercial and government markets. The company helps its customers to plan, build, support and manage their IT infrastructure, including performance management, business continuity and disaster recovery planning, outsourcing and Infrastructure as a Service (IaaS).  Cimcorp SA has over 200 employees across 8 regional offices, 12 distributorships, 3 partner data centers, and an international subsidiary in Miami, FL.

On August 1, 2011, immediately prior to the Closing, the Company entered into Amendment No. 1 to the SPA (the “Amendment”) to amend the purchase price from an aggregate of Brazilian Reais R$55,000,000  to R$54,000,000. The Amendment also amended Schedule 5.1(c) to the SPA to permit the Sellers to receive a dividend of R$1,000,000 immediately prior to the Closing, with the overall effect being that the Sellers will receive aggregate payments of R$55,000,000.

On July 29, 2011, the Company and its wholly owned subsidiary, Strategic Technologies, Inc. (“STI”), entered into a Commercial Financing Agreement (the “CFA”) with Porter Capital Corporation (“Porter Capital”). Pursuant to the CFA, Porter Capital provided the Company with a revolving accounts receivable loan of $3,000,000. The term of the loan is for a period of two years, with automatic one-year extensions at the option of the Company and interest payable at the prime rate plus 2% on an annualized basis charged daily and due monthly. Under the terms of the CFA, a default shall be deemed to have occurred upon the occurrence of certain events specified in the CFA including, but not limited to (i) the Company’s failure to pay any indebtedness or obligation to Porter Capital when due, (ii) breach of any term, provision, warranty or representation under the CFA or any agreement between the Company and CapitalPartners Leasing, LLC and/or Porter Bridge Loan Company, Inc. (“Porter Bridge”) or any obligation of the Company to CapitalPartners Leasing, LLC and/or Porter Bridge, (iii) any insolvency, bankruptcy, or dissolution of the Company or any guarantor, or (iv) the occurrence of a default in connection with the Company’s obligations to Knox Lawrence International, LLC (“KLI”), as Agent, on behalf of the Purchasers under the Securities Purchase Agreement (defined below). The Company’s CEO, Nana Baffour and its CFO, Johnson Kachidza, are the managing principals of KLI.

In connection with the CFA, the Company, STI and Consonus Technologies, Inc.(“CTI”) entered into a Security Agreement, pursuant to which the Company, STI and CTI granted a security interest to Porter Capital in all their accounts receivable and, essentially, all of their other assets. In addition, each of the Company, STI and CTI, and Weatherwise USA, Inc. (“WUI”), a wholly owned subsidiary of the Company, executed a Performance Covenant and Waiver, guaranteeing the performance by the Company of its obligations under the CFA.  Also, as part of the financing with Porter Capital, the Company and STI borrowed from Porter Capital $244,000, represented by a one-year Promissory Note with interest accruing at prime plus 10.75%.  As security under the Promissory Note, WUI granted Porter Bridge a first lien mortgage encumbering improved real property located in Pittsburgh, Pennsylvania (the “Pittsburgh Property”).

Also, on July 29, 2011, the Company, STI, CTI and WUI entered into a Securities Purchase Agreement (the “Security Purchase Agreement”) with the purchasers’ parties thereto (the “Purchasers”), for the sale of an aggregate of up to $4.5 Million in subordinated secured promissory notes (the “Notes”) and 1,500,000 shares of common stock of the Company. Each Purchaser purchased 33,333 shares for each $100,000 notes purchased. Through August 3, 2011, the Company sold $1.9 Million of Notes and 633,331 shares of the Company’s common stock.  Under the terms of the Notes, a default shall be deemed to have occurred upon the occurrence of certain events specified in the Notes including, but not limited to (i) the failure of the Company to make any required payment of principal and interested due under the Notes more than five days after such payment is due, (ii) the filing of a petition by the Company seeking to avail itself of the protection of any federal or state bankruptcy, insolvency or similar law or the initiation of any such proceeding against the Company which is not dismissed within sixty days following the filing thereof, (iv) the making of a general assignment by Company for the benefit of Company’s creditors; or (v) the Company’s consent to any material modification of the loan with Porter Capital including, any increase in the total principal amount outstanding of such loan to an excess of $3,244,400, and any increase in the interest rates of such loan.

To secure payment and performance under the Securities Purchase Agreement, WUI mortgaged and granted to the Purchasers a second lien mortgage with respect to the Pittsburgh Property.  Similarly, STI mortgaged in favor of the Purchasers certain land and other real property interest located in Wake County, North Carolina and all buildings and improvements erected on the land. The Company, STI and WUI also entered into a Security Agreement with KLI, as administrative Agent for itself and the Purchasers, granting them a security interest in their assets subordinate to the security interest granted to Porter Capital under the CFA.

The Company entered into a Registration Rights Agreement with the Purchasers, pursuant to which the Company granted each Purchaser piggy back registration rights with respect to the shares purchased pursuant to the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

 (a) Financial Statements of Businesses Acquired.  The financial statements required by Item 9.01(a) will be filed within 71 days of the filing of this Current Report.

(b) Pro Forma Financial Information.  In accordance with Item 9.01(b), pro forma financial statements will be filed within 71 days of the filing of this Current Report.

  (d) Exhibits

Exhibit Number                                Description

10.1*
Amendment No. 1 to Stock Purchase Agreement dated as of August 1, 2011, among Midas Medici Group Holdings, Inc., Cairene Investments, Ltd., Cimcorp, Inc., Cimcorp Comércio Internacional E Informática S.A., Cimcorp Comércio E Serviços Tecnológicos E Informática Ltda., Cimcorp USA, LLC and the selling shareholders.

10.2*	Commercial Financing Agreement made as of July 29, 2011 between Midas Medici Group Holdings, Inc., Strategic Technologies, Inc. and Porter Capital Corporation.

10.3*
Form of Securities Purchase Agreement dated as of July 29, 2011 among Midas Medici Group Holdings, Inc., Consonus Technologies, Inc. Strategic Technologies, Inc. Weatherwise USA, Inc. and the Purchasers named therein.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: August 4, 2011	By:	/s/ Nana Baffour
Nana Baffour
Chief Executive Officer